CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2020 with respect to the financial statements and financial highlights of The Mexico Equity and Income Fund, Inc. contained in the Registration Statement and Prospectus on Form N-2, as amended, and referenced in the aforementioned report. We consent to the use of the aforementioned report in such Registration Statement and Prospectus, and to the use of our name as it appears in such Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 6, 2021